AUTOMATIC/FACULTATIVE YRT
                              REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")

                                     BETWEEN

                         NATIONAL LIFE INSURANCE COMPANY
                               Montpelier, Vermont
                (hereinafter referred to as the "Ceding Company")

                                       AND

                                    REINSURER
                  (hereinafter referred to as the "Reinsurer")

                           EFFECTIVE: November 1, 2005
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                                TABLE OF CONTENTS

ARTICLE 1 - PREAMBLE...........................................................5

   1.1   PARTIES TO THIS AGREEMENT.............................................5
   1.2   COMPLIANCE............................................................5
   1.3   CONSTRUCTION..........................................................5
   1.4   ENTIRE AGREEMENT......................................................5
   1.5   SEVERABILITY..........................................................5
   1.6   WAIVER................................................................5

ARTICLE 2 - AUTOMATIC REINSURANCE..............................................6

   2.1   GENERAL CONDITIONS....................................................6
   2.2   RETAINED AMOUNTS......................................................6
   2.3   EXPENSE OF ORIGINAL POLICY............................................6

ARTICLE 3 - FACULTATIVE REINSURANCE............................................7

ARTICLE 4 - COMMENCEMENT OF LIABILITY..........................................8

   4.1   AUTOMATIC REINSURANCE.................................................8
   4.2   FACULTATIVE REINSURANCE...............................................8
   4.3   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT..................8

ARTICLE 5 - PREMIUM ACCOUNTING.................................................9

   5.1   PREMIUMS..............................................................9
   5.2   PAYMENT OF PREMIUMS...................................................9
   5.3   DELAYED PAYMENT.......................................................9
   5.4   FAILURE TO PAY PREMIUMS...............................................9
   5.5   PREMIUM RATE GUARANTEE................................................9

ARTICLE 6 -  POLICY REDUCTIONS, TERMINATIONS AND CHANGES......................11

   6.1   REDUCTIONS AND TERMINATIONS..........................................11
   6.2   INCREASES............................................................11
   6.3   RISK CLASSIFICATION CHANGES..........................................12
   6.4   REINSTATEMENT........................................................12
   6.5   NONFORFEITURE BENEFITS...............................................12
   6.6   POLICY LOANS.........................................................12

ARTICLE 7 - CONVERSIONS, EXCHANGES AND REPLACEMENTS...........................13

   7.1   NOTIFICATION AND PLACEMENT...........................................13
   7.2   PREMIUMS.............................................................13
   7.3   INCREASES IN AMOUNT..................................................13
   7.4   FACULTATIVE CONSIDERATIONS...........................................13

ARTICLE 8 - POLICY RESCISSION.................................................14

ARTICLE 9 - CLAIMS............................................................15

   9.1   COVERAGE.............................................................15
   9.2   NOTICE...............................................................15
   9.3   PROOFS...............................................................15
   9.4   AMOUNT AND PAYMENT OF REINSURANCE BENEFITS...........................15
   9.5   CONTESTED CLAIMS.....................................................15
   9.6   CLAIM EXPENSES.......................................................16
   9.7   MISREPRESENTATION OR SUICIDE.........................................16
   9.8   MISSTATEMENT OF AGE OR GENDER........................................16
   9.9   EXTRA-CONTRACTUAL DAMAGES............................................16


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ARTICLE 10 - RETENTION LIMIT CHANGES..........................................17

ARTICLE 11 - RECAPTURE........................................................18

   11.1  RECAPTURE ELIGIBILITY REQUIREMENTS...................................18
   11.2  INCREASES IN FIRST DOLLAR QUOTA SHARE RETENTION......................19

ARTICLE 12 - GENERAL PROVISIONS...............................................20

   12.1  CURRENCY.............................................................20
   12.2  PREMIUM TAX..........................................................20
   12.3  INSPECTION OF RECORDS................................................20
   12.4  FORMS, MANUAL, ISSUE RULES AND CLAIMS PRACTICES......................20
   12.5  ANTI-MONEY LAUNDERING................................................20
   12.6  INTEREST RATE FOR BALANCES IN DEFAULT................................20

ARTICLE 13 - DAC TAX..........................................................21

ARTICLE 14 - OFFSET...........................................................22

ARTICLE 15 - INSOLVENCY.......................................................23

   15.1  INSOLVENCY OF A PARTY TO THIS AGREEMENT..............................23
   15.2  INSOLVENCY OF THE CEDING COMPANY.....................................23

ARTICLE 16 - ERRORS AND OMISSIONS.............................................25

ARTICLE 17 - ARBITRATION......................................................26

   17.1  GENERAL..............................................................26
   17.2  NOTICE...............................................................26
   17.3  PROCEDURE............................................................26
   17.4  ARBITRATION COSTS....................................................26
   17.5  SITE OF ARBITRATION..................................................27
   17.6  ARBITRATION SETTLEMENT...............................................27

ARTICLE 18 - DURATION OF AGREEMENT............................................28

ARTICLE 19 - REPRESENTATIONS AND WARRANTIES...................................29

ARTICLE 20 - CONFIDENTIALITY..................................................30

   20.1  PRIVACY .............................................................30
   20.2  PROPRIETARY INFORMATION .............................................30

ARTICLE 21 - DEFINITIONS... ..................................................31

ARTICLE 22 - EXECUTION........................................................34

EXHIBIT A - RETENTION LIMITS OF THE CEDING COMPANY............................35

   A.1  LIFE INSURANCE........................................................35

EXHIBIT B - BUSINESS COVERED..................................................36


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EXHIBIT C - BINDING LIMITS....................................................37

   C.1   REINSURER'S SHARE....................................................37
   C.2   AUTOMATIC BINDING LIMITS.............................................37
   C.3   JUMBO LIMITS.........................................................37
   C.5   AGE LIMITS...........................................................37

EXHIBIT D - REINSURANCE PREMIUMS..............................................38

   D.1   BASE PLAN PARAMETERS.................................................38
   D.2   AGE BASIS............................................................38
   D.3   POLICY FEES..........................................................38
   D.4   SUBSTANDARD RATINGS..................................................38
   D.5   FLAT EXTRAS..........................................................38
   D.7   RIDERS AND BENEFITS..................................................39

EXHIBIT D - RATE SCHEDULE 1...................................................40

EXHIBIT E - RATE SCHEDULE FOR CONVERSIONS.......................................

EXHIBIT F - SELF-ADMINISTERED REPORTING.......................................41

   F.1   REPORTING REQUIREMENTS...............................................41
   F.2   BUSINESS REPORTED ELECTRONICALLY.....................................41
   F.3   STATEMENT SPECIFICATIONS.............................................42
   F.4   POLICY EXHIBIT.......................................................43
   F.5   ACCOUNTING SUMMARY...................................................44

EXHIBIT G - APPLICATION FOR FACULTATIVE REINSURANCE...........................45

EXHIBIT H - ALLOCATION RULES FOR PLACEMENT OF FACULTATIVE CASES...............46


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                                                            ARTICLE 1 - PREAMBLE

1.1   PARTIES TO THIS AGREEMENT

This is a YRT Agreement for indemnity reinsurance (the "Agreement") solely between National Life Insurance Company of Montpelier, Vermont and Reinsurer. The Ceding Company and the Reinsurer are collectively referred to as the "parties".

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company.

The Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assigns.

1.2   COMPLIANCE

This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

The Ceding Company and the Reinsurer represent that, to the best of their knowledge, they are in compliance with all state and federal laws and regulations applicable to the business reinsured under this Agreement. In the event that either party is found to be in non-compliance with any such law or regulation, the Agreement will remain in effect and the parties will seek to remedy the non-compliance and will indemnify each other for any direct loss suffered as a result of the non-compliance.

1.3   CONSTRUCTION

This Agreement will be construed in accordance with the laws of the state of Missouri.

1.4   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by all parties, except as otherwise provided herein.

1.5   SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

1.6   WAIVER

Either party may choose not to enforce nor insist upon the strict adherence to any provision or right under this Agreement. If either party so elects, it will not be considered to be a permanent waiver of such provision nor in any way affect the validity of this Agreement. The applicable party will still have the right to insist upon the strict adherence to that provision or any other provision of this Agreement in the future. Any waiver of provisions by a party under this Agreement must be in writing and signed by a duly authorized representative of the party.


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                                               ARTICLE 2 - AUTOMATIC REINSURANCE

2.1   GENERAL CONDITIONS

On and after the Effective Date of this Agreement, the Ceding Company will Automatically cede to the Reinsurer a portion of the life insurance policies, supplementary benefits, and riders listed in Exhibit B.

The Reinsurer will Automatically accept its share of the above-referenced policies up to the limits shown in Exhibit C, provided that:

      a. the Ceding Company keeps its Quota Share Retention, as specified in Exhibit A;

      b. the Ceding Company applies the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled "Underwriting Guidelines, Practices and Procedures" and any Material Changes consented to in writing by the Reinsurer except in the case of variable insurance policies that are underwritten by Beneficial Life Insurance Company in accordance with its underwriting guidelines and practices;

      c. the insured, at the time of the application, must be a permanent resident of the United States, Canada, Puerto Rico, or Guam;

      d. the total of the Ultimate Amount of reinsurance required including contractual increases, and the amount already reinsured on that life under this Agreement and all other agreements between the Reinsurer and the Ceding Company, does not exceed the Automatic Binding Limits set out in Exhibit C;

      e. the amount of life insurance in force in all companies, including any coverage to be replaced, plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limits stated in Exhibit C;

      f.    the application is on a life that is not a Professional Athlete; and

      g. the application is on a life that has not been submitted Facultatively by the Ceding Company to the Reinsurer or any other Reinsurer within the last five (5) years, unless the reason for any prior Facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement or if the reason for the facultative submission no longer exists.

2.2   RETAINED AMOUNTS

The Ceding Company may not reinsure, on any basis, the amount it has retained on the business covered under this Agreement without prior notification to and agreement of the Reinsurer.

2.3   EXPENSE OF ORIGINAL POLICY

The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the Original Policy.


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                                             ARTICLE 3 - FACULTATIVE REINSURANCE

The Ceding Company may submit any application on a plan or rider identified in Exhibit B to the Reinsurer for its consideration on a Facultative basis.

The Ceding Company will apply for reinsurance on a Facultative basis by sending to the Reinsurer an application for Facultative reinsurance, providing the information outlined in Exhibit G. Accompanying this application will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, Ultimate Amount applied for in all companies, Ultimate Amount to be placed in all companies and Ultimate Amount to be in force in all companies, and any other information bearing on the insurability of the risk. The Ceding Company also will notify the Reinsurer of any outstanding underwriting requirements at the time of the Facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment will be promptly transmitted to the Reinsurer.

After consideration of the application for Facultative reinsurance and related information, the Reinsurer will promptly inform the Ceding Company of its underwriting decision. The Reinsurer's offer will expire at the end of one hundred twenty (120) days, unless otherwise specified by the Reinsurer.

If the underwriting decision is acceptable, the Ceding Company will notify the Reinsurer in writing of its acceptance of the offer. If any risk is to be submitted to more than one Reinsurer for consideration, the current allocation rules for placement of Facultative cases as outlined in Exhibit H will apply.

The relevant terms and conditions of this Agreement will apply to those Facultative offers made by the Reinsurer and accepted by the Ceding Company.


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                                           ARTICLE 4 - COMMENCEMENT OF LIABILITY

4.1   AUTOMATIC REINSURANCE

For Automatic reinsurance, the Reinsurer's liability will commence at the same time as the Ceding Company's liability.

4.2   FACULTATIVE REINSURANCE

For Facultative reinsurance, the Reinsurer's liability will commence at the same time as the Ceding Company's liability, provided that the Reinsurer has made a binding Facultative offer and that offer was accepted, during the lifetime of the insured, in accordance with the terms of this Agreement.

4.3   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

Reinsurance coverage under a Conditional Receipt or Temporary Insurance Agreement is limited to the Reinsurer's share of amounts within the Conditional Receipt or Temporary Insurance Agreement specified in Exhibit C. The Reinsurer will accept liability provided that:

      a. the Reinsurer has reviewed and approved the Conditional Receipt form or Temporary Insurance Agreement; and

      b. the risk is eligible for Automatic reinsurance under this Agreement; or the Reinsurer has made a Facultative offer and the Ceding Company would have accepted that offer based on the allocation rules for placement of Facultative cases in Exhibit H; and

      c. the Ceding Company, its agents, or representatives have followed its normal cash-with-application procedures for such coverage.


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                                                  ARTICLE 5 - PREMIUM ACCOUNTING

5.1   PREMIUMS

Reinsurance premium rates paid by the Ceding Company for life insurance and other benefits reinsured under this Agreement are shown in Exhibit D. The rates will be applied to the Reinsured Net Amount at Risk.

5.2   PAYMENT OF PREMIUMS

Reinsurance premiums are payable annually and in advance. The Ceding Company will calculate the amount of reinsurance premium due and, within thirty (30) days after the end of the month, will send the Reinsurer a statement that contains the information shown in Exhibit F, showing reinsurance premiums due for that period. The Ceding Company will remit amounts due the Reinsurer together with the statement.

5.3   DELAYED PAYMENT

If premium balances remain unpaid for more than sixty (60) days after they are due pursuant to Article 5.2 above, the Reinsurer reserves the right to charge interest from the end of the reporting period. Interest will be calculated using the index specified in Article 12.6.

5.4   FAILURE TO PAY PREMIUMS

The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within sixty (60) days after they are due pursuant to Article 5.2 above, the Reinsurer will have the right to terminate the reinsurance for all policies having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination, it will give the Ceding Company ninety (90) days written notice of its intention. Such notice will be sent by certified mail.

If all reinsurance premiums in arrears, including any that become in arrears during the ninety (90) day notice period, are not paid before the expiration of the notice period, the Reinsurer will be relieved of all liability under those policies as of the last date to which premiums have been paid for each policy. Reinsurance on policies on which reinsurance premiums subsequently fall due will automatically terminate as of the last date to which premiums have been paid for each policy, unless reinsurance premiums on those policies are paid on or before their due date pursuant to Article 5.2 above.

Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, within thirty (30) days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. The Reinsurer will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance will not prejudice the Reinsurer's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the ninety (90) day notice.

The Ceding Company may not force termination under the provisions of this Article to avoid the provisions regarding recapture in Article 11, nor to transfer the reinsured policies to another Reinsurer.

5.5   PREMIUM RATE GUARANTEE

Although the Reinsurer anticipates that the premium rates in Exhibit D will apply indefinitely, it guarantees only that the premium rates applicable to the business reinsured under this Agreement will not exceed the greater of: (1) the reinsurance premium rates specified in Exhibit D, or (2) the YRT net premiums at the applicable statutory minimum valuation mortality table and statutory maximum interest rate for the reinsured business. The Reinsurer does not anticipate holding any deficiency reserves on the business reinsured under this Agreement.

If the Reinsurer raises its premium rates on any block of inforce business reinsured under this Agreement on which the Ceding Company has not raised its retail premiums or cost of insurance charges, the Ceding Company may recapture that block of business as of the effective date of the increase in reinsurance premiums. The recapture will become effective on individual policy anniversary dates beginning no sooner than 30 days after the Ceding Company has provided notice of its intent to recapture.


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                         ARTICLE 6 - POLICY REDUCTIONS, TERMINATIONS AND CHANGES

Whenever a Material Change is made in the status, plan, amount or other feature of a policy reinsured under this Agreement, the Reinsurer will, upon receipt of notification of the change, consider adjusted reinsurance coverage in accordance with the provisions of this Article. The Ceding Company will notify the Reinsurer of any Material Change within ninety (90) days after its effective date.

6.1   REDUCTIONS AND TERMINATIONS

In the event of reduction, lapse, or termination of a policy or policies on a life that is reinsured under this Agreement, the Ceding Company will reduce or terminate reinsurance on that life. The Reinsurance Death Benefit on the life with all reinsurers will be reduced, effective on the same date, by the amount required such that the Ceding Company maintains its retention as defined in Exhibit A. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

The reinsurance reduction will apply first to the policy or policies being reduced and then, on a chronological basis, to other reinsured policies on the life, beginning with the oldest policy. If there is a lapse, termination or reduction on a policy reinsured under this Agreement where Full Retention is held on a life, the Ceding Company will reduce the reinsurance on that life by a corresponding amount, with the reinsurance on the oldest policy being reduced first. If the amount of reduction exceeds the amount reinsured, the reinsurance on the policy or policies will be terminated.

In the event of the reduction, lapse, or termination of a policy or policies reinsured under this Agreement, the Reinsurer will refund any unearned reinsurance premiums. The reinsured portion of any policy fee will be deemed earned for the entire policy year if the policy was reinsured during any portion of that policy year.

6.2   INCREASES

      a.    Noncontractual Increases

            If the Initial Death Benefit is increased as a result of a noncontractual change, the increase will be underwritten by the Ceding Company in accordance with the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled "Underwriting Guidelines, Practices and Procedures" and any Material Changes consented to in writing by the Reinsurer.

            Such increases will be considered new reinsurance under this Agreement. The Reinsurer's approval is required if the Original Policy was reinsured on a Facultative basis or if the new amount will cause the Reinsured Net Amount at Risk on the life to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit C.

            The Ceding Company and the Reinsurer will share the increased amount proportionately. If the reinsurance is Automatic, the amount of reinsurance must not exceed the Automatic Binding Limits or Jumbo Limits shown in Exhibit C. If the increase is Facultative, the Ultimate Amount of reinsurance must not exceed the amount included in the Facultative offer.

            Premiums for the additional reinsurance will be based on the issue age, mortality rating, underwriting class and duration since the time of underwriting of the increase.


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      b.    Contractual and Regulatory Increases

            Reinsurance of increases in amount resulting from contractual policy provisions will be based on the issue age, mortality rating, underwriting class and duration from issue of the Original Policy.

            The Ceding Company and the Reinsurer will share the increased amount proportionately. If the reinsurance is Automatic, the amount of reinsurance must not exceed the Automatic Binding or Jumbo Limits shown in Exhibit C. If the reinsurance is Facultative, the amount of reinsurance must not exceed the Ultimate Amount included in the Facultative offer.

            Any change in the Policy Net Amount at Risk due to changes in the policy's cash value or account value will be shared proportionately between the Ceding Company and all reinsurers.

6.3   RISK CLASSIFICATION CHANGES

If the policyholder requests a substandard table rating reduction or removal of a flat extra, such change will be underwritten in accordance with the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled "Underwriting Guidelines, Practices and Procedures" and any Material Changes consented to in writing by the Reinsurer. Risk classification changes on Facultative policies will be subject to the Reinsurer's approval.

6.4   REINSTATEMENT

Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the established procedures and rules of the Ceding Company previously disclosed to the Reinsurer. Any policy originally reinsured with the Reinsurer on a Facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

6.5   NONFORFEITURE BENEFITS

      a.    Extended Term

            If the Original Policy lapses and extended term insurance is elected under the terms of the policy, reinsurance will continue on the same basis as under the Original Policy until the expiry of the extended term period.

      b.    Reduced Paid-Up

            If the Original Policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount reinsured and the amount retained will be reduced proportionately in accordance with the procedures described in Article 6.1.

6.6   POLICY LOANS

The Reinsurer does not participate in policy loans nor other forms of indebtedness on policies reinsured under this Agreement; therefore, policy loans do not affect the Reinsured Net Amount at Risk.


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                             ARTICLE 7 - CONVERSIONS, EXCHANGES AND REPLACEMENTS

7.1   NOTIFICATION AND PLACEMENT

If a policy reinsured under this Agreement is converted, exchanged or replaced, the Ceding Company will notify the Reinsurer within ninety (90) days after the effective date of the conversion, exchange or replacement. A policy resulting from an internal exchange or replacement will be underwritten by the Ceding Company in accordance with its underwriting guidelines, practices and procedures for exchanges and replacements.

Term conversions of policies issued by the Ceding Company and its subsidiary, Life Insurance Company of the Southwest, to products reinsured under this Agreement shall be covered under the terms of this Agreement.

7.2   PREMIUMS

If the New Plan is reinsured by the Reinsurer, either under this Agreement or under a different agreement, reinsurance premium rates for the resulting New Policy will be those contained in the agreement that covers the New Plan. If the agreement including the new rates requires policy fees, then they will also apply to the New Policy. Reinsurance premiums for the New Policy will be based on the original issue age, underwriting class and duration since the issuance of the Original Policy. However, if the New Policy is issued as New Business, the reinsurance premiums for the New Policy will be based on the issue age, underwriting class and duration of the New Policy.

7.3   INCREASES IN AMOUNT

If the New Policy is issued with an increase in the Initial Death Benefit, then the provisions of Article 6.2.a will apply to the increased amount.

7.4   FACULTATIVE CONSIDERATIONS

The Reinsurer's approval to exchange or replace the Original Policy will be required if the Original Policy was reinsured on a Facultative basis.


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                                                   ARTICLE 8 - POLICY RESCISSION

If it is determined that a policy reinsured under this Agreement should be rescinded due to misrepresentation by the policyholder or the insured, the Reinsurer will pay its share of reasonable investigation and legal expenses connected with the rescission action.

The Reinsurer will not reimburse the Ceding Company for routine expenses, including but not limited to the Ceding Company's home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company.


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                                                              ARTICLE 9 - CLAIMS

9.1   COVERAGE

Claims covered under this Agreement are for the plans and any additional benefits specified in Exhibit B.

9.2   NOTICE

The Ceding Company will promptly notify the Reinsurer after it receives a claim on a policy reinsured under this Agreement.

9.3   PROOFS

The Ceding Company will promptly provide the Reinsurer with proper claim proofs, which are a copy of the proof of payment by the Ceding Company, a copy of the insured's death certificate and a copy of the claimant's statement. In addition, for contestable claims and any deaths occurring outside the United States or Canada, the Ceding Company will send to the Reinsurer a copy of all documents in connection with the claim. The Reinsurer may request, and the Ceding Company will send, documents on any claim reinsured under this Agreement.

9.4   AMOUNT AND PAYMENT OF REINSURANCE BENEFITS

As soon as the Reinsurer receives proper claim notice and proper claim proofs, the Reinsurer will promptly pay its Proportionate Share of all payable claims eligible for coverage under this Agreement.

The maximum Reinsured Net Amount at Risk payable to the Ceding Company under this Agreement is the risk amount specifically reinsured with the Reinsurer. The Reinsurer will also pay its Proportionate Share of the interest on the death proceeds through the date of settlement that the Ceding Company is required to pay, either by law or under the terms of the policy.

Life benefit payments will be made in a single sum, regardless of the Ceding Company's settlement options.

The Reinsurer will pay its proportionate share of the discounted death benefit when there is a Accelerated Benefits claims made by the Ceding Company.

Upon partial acceleration of the death benefit, the reinsured amount shall be reduced in proportion to the reduction in death benefit of the policy.

9.5   CONTESTED CLAIMS

The Ceding Company will promptly notify the Reinsurer of its intention to contest, deny, compromise or litigate a claim involving a policy reinsured under this Agreement. Unless it declines to be a party to such action, the Reinsurer will pay its Proportionate Share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its Proportionate Share of claim investigation fees paid to a third party, except as specified below.

If the Reinsurer declines to be a party to the contest, compromise or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise or litigation. The Reinsurer will also pay its Proportionate Share of covered expenses incurred to the date it notifies the Ceding Company it declines to be a party.


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9.6   CLAIM EXPENSES

The Reinsurer will pay its Proportionate Share of reasonable claim investigation and legal expenses connected with the litigation or settlement of claims payable under this Agreement unless the Reinsurer has discharged its liability pursuant to Article 9.5 above. If the Reinsurer has so discharged its liability, the Reinsurer will not participate in any expenses incurred thereafter.

The Reinsurer will not reimburse the Ceding Company for routine claim and administration expenses, including but not limited to the Ceding Company's home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

9.7   MISREPRESENTATION OR SUICIDE

If the Ceding Company returns premium to the policyowner or beneficiary as a result of fraud or misrepresentation within the policy contestable period or suicide of the insured, the Reinsurer will refund net reinsurance premiums received on that policy without interest to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.

9.8   MISSTATEMENT OF AGE OR GENDER

In the event of a change in the amount of the Ceding Company's liability on a policy due to a misstatement of age or gender, the Reinsurer's liability on its Proportionate Share will change within the terms of this Agreement. The Reinsured Net Amount at Risk will be adjusted from the inception of the Original Policy, and any difference will be settled without interest.

9.9   EXTRA-CONTRACTUAL DAMAGES

In no event shall the Reinsurer be liable for any Extra-Contractual Obligations awarded against the Ceding Company as a result of any act, omission or course of conduct committed solely by the Ceding Company, its agents or representatives in connection with claims under this Agreement, nor for any legal fees or expenses incurred in the defense of such claims.

                                            ARTICLE 10 - RETENTION LIMIT CHANGES

If the Ceding Company changes its retention limits as shown in Exhibit A (A.1), it will provide the Reinsurer with prompt written notice of the intended changes.

A change to the Ceding Company's retention limits will not affect policies reinsured under this Agreement except as specifically provided elsewhere in this Agreement. Furthermore, unless agreed between the parties, an increase in the Ceding Company's retention limit will not increase the Automatic Binding Limits.

                                                          ARTICLE 11 - RECAPTURE

11.1  RECAPTURE ELIGIBILITY REQUIREMENTS

Whenever the Ceding Company increases its Maximum Retention Per Life as set forth in Exhibit A (A.1) the Ceding Company will notify the Reinsurer of its intent to recapture to the new retention limits. If the Ceding Company has maintained its Maximum Retention Per Life for the plan and the insured's issue age, sex, and mortality classification, it may apply its increased retention limits to reduce the amount of reinsurance in force as follows:

      a. the Ceding Company must give the Reinsurer ninety (90) days written notice prior to its intended date of the commencement of recapture; and

      b. the reduction of reinsurance on affected policies will become effective on the policy anniversary date immediately following the notice of election to recapture; however, no reduction will be made until a policy has been in force for at least twenty (20) years, for policies where the corporate maximum dollar retention was held at issue, up to the then current increased retention; and

      c. if any policy reinsured on the life is recaptured, all policies reinsured on the life that are eligible for recapture under the provisions of this Article must be recaptured up to the Ceding Company's new Maximum Retention Per Life in a consistent manner, and the Ceding Company must increase its total amount of insurance on each reinsured life. The Ceding Company may not revoke its election to recapture for policies becoming eligible at future anniversaries; and

      d. no recapture will be made unless the Ceding Company retained its corporate maximum dollar limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business nor in any classes of risks for which the Ceding Company established special retention limits less than the Ceding Company's Maximum Retention Per Life for the plan, age, and mortality rating at the time the policy was issued.

If portions of a policy reinsured under this Agreement have been reinsured with more than one Reinsurer, the Ceding Company must allocate the reduction in reinsurance so that the amount reinsured by each Reinsurer after the reduction is proportionately the same as if the new Maximum Retention Per Life had been in effect at the time of issue. Recapture is not available due to any change in the financial condition of the Reinsurer except insolvency.

The amount of reinsurance eligible for recapture is based on the Reinsured Net Amount at Risk as of the date of recapture. For a policy issued as a result of conversion, the recapture terms of the reinsurance agreement covering the New Policy will apply, and the duration for the purpose of recapture will be measured from the issue dateof the Original Policy.

If there is a reinsured waiver of premium claim in effect when recapture takes place, the Reinsurer will continue to pay its share of the waiver claim until it terminates. The Reinsurer will not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits will be recaptured as if there were no waiver claim in effect.

After the effective date of recapture, the Reinsurer will not be liable for any benefits on reinsured policies or portions of such reinsured policies eligible for recapture that the Ceding Company has overlooked.

11.2  INCREASES IN FIRST DOLLAR QUOTA SHARE RETENTION

Whenever the Ceding Company increases its first dollar Quota Share Retention for New Business as set forth in Exhibit A (A.1.b), recapture will not be allowed under this Agreement unless by written consent of the Reinsurer.

                                                 ARTICLE 12 - GENERAL PROVISIONS

12.1  CURRENCY

All payments and reporting by all parties under this Agreement will be made in United States dollars.

12.2  PREMIUM TAX

The Reinsurer will not reimburse the Ceding Company for premium taxes.

12.3  INSPECTION OF RECORDS

The Reinsurer and the Ceding Company, or their duly authorized representatives, will have the right to inspect original papers, records and all documents relating to the business reinsured under this Agreement. These documents will be made available during normal office hours to a representative of either company who will be named in advance; notification of such visits will normally be given two (2) weeks in advance and even in urgent cases at least forty-eight (48) hours in advance.

12.4  FORMS, MANUAL, ISSUE RULES AND CLAIMS PRACTICES

The Ceding Company affirms that its underwriting guidelines, issue rules, policy forms and claims practices and procedures applicable to the reinsured policies and in use as of the Effective Date of this Agreement, have been supplied to the Reinsurer.

The Ceding Company will promptly notify the Reinsurer of any proposed Material Changes in its underwriting guidelines, issue rules, policy forms and claims practices and procedures. This Agreement will not extend to policies issued pursuant to a Material Change unless the Reinsurer has consented in writing to accept policies subject to the Material Change.

It is the Ceding Company's responsibility to ensure that its practice and applicable forms are in compliance with current Medical Information Bureau (MIB) guidelines.

12.5  ANTI-MONEY LAUNDERING

The Reinsurer and Ceding Company have established and maintain policies and procedures to comply with applicable laws and regulations relating to anti-money laundering and anti-terrorism financing activities including, without limitation, the U.S.A. Patriot Act, the lists promulgated or maintained by the United States Department of Treasury naming specially designated nationals or blocked persons, and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments.

12.6  INTEREST RATE FOR BALANCES IN DEFAULT

The Reinsurer reserves the right to charge interest at the prime rate plus two percent (2%) as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

      a. renewal premiums are not paid within sixty (60) days of the due date; or

      b.    premiums for New Business are not paid within one hundred twenty
            (120) days of the date the policy is issued.

                                                            ARTICLE 13 - DAC TAX

The Ceding Company and the Reinsurer hereby agree to the following, pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under
Section 848 of the Internal Revenue Code of 1986:

      a. the term "party" refers to either the Ceding Company or the Reinsurer, as appropriate;

      b. the terms used in this Article are defined by reference to Regulation Section 1.848-2, effective December 29, 1992;

      c. the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1);

      d. all parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service;

      e. the Reinsurer will submit a schedule to the Ceding Company by April 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Reinsurer will report such net consideration in its tax return for the preceding calendar year;

      f. the Ceding Company may contest such calculation by providing an alternative calculation to the Reinsurer by May 1 of the year following the end of the taxable year. If the Ceding Company does not notify the Reinsurer by May 1, the new considerations reported in the respective tax returns will be the value as defined in Item
            (e) above;

      g. if the Ceding Company submits its alternative calculation, the parties will act in good faith to reach an agreement on the correct amount within thirty (30) days of the date the Ceding Company submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year; and

      h. the Ceding Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                                                             ARTICLE 14 - OFFSET

Any debts or credits, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid.

The right of offset will not be affected or diminished because of the insolvency of either party.

                                                         ARTICLE 15 - INSOLVENCY

15.1 INSOLVENCY OF A PARTY TO THIS AGREEMENT A party to this Agreement will be deemed insolvent when it:

      a. applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets;

      b.    is adjudicated as bankrupt or insolvent;

      c. files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

      d. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

15.2  INSOLVENCY OF THE CEDING COMPANY

In the event of the insolvency of the Ceding Company, all reinsurance payments due under this Agreement will be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver or statutory successor.

The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a Proportionate Share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elects to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

The Reinsurer will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement.

This insolvency clause shall not preclude the Reinsurer from asserting any excuse or defense to payment of this reinsurance other than the excuses or defenses of the insolvency of the Ceding Company and the failure of the Ceding Company's liquidator, receiver, conservator or statutory successor to pay all or a portion of any claim.

15.3  INSOLVENCY OF THE CEDING COMPANY

In the event of the Reinsurer's insolvency, the Ceding Company may cancel the Agreement for future new business and will notify the Reinsurer in writing of its intent. The parties agree to waive the notification period for this cancellation, and the effective date will be no earlier than the effective date of the Reinsurer's insolvency. Upon giving written notice to the Reinsurer, the Ceding Company may also recapture all of the inforce business reinsured by the Reinsurer under this Agreement. In the event the Ceding Company exercises the recapture option, the Reinsurer will refund any unearned premium.

                                               ARTICLE 16 - ERRORS AND OMISSIONS

If either the Ceding Company or Reinsurer shall fail to perform an obligation under this Agreement and such failure shall be the result of an Error on the part of the Ceding Company or Reinsurer, such Error shall be corrected by restoring the Ceding Company and Reinsurer to the positions they would have occupied had no such Error occurred. If it is not possible to restore each party to the position it would have occupied but for the Error, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by the Agreement.

This provision shall apply only to clerical Errors relating to the administration of reinsurance covered by this Agreement and not to the administration of the insurance provided by the Ceding Company to its insured. Any negligent or deliberate acts or omissions by the Ceding Company or its agents regarding the insurance provided are the responsibility of the Ceding Company and its liability insurer, if any, but not that of the Reinsurer.

The Ceding Company and Reinsurer mutually agree that all Errors will be identified and corrected in an equitable manner at the earliest possible date.

                                                        ARTICLE 17 - ARBITRATION

17.1  GENERAL

The parties agree to act in all things with the utmost good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to an arbitration tribunal (a group of three arbitrators), and settled through arbitration.

The arbitrators must have more than ten (10) years experience in the insurance or reinsurance industry and may not be current or former directors, officers or employees of the parties to this Agreement or their respective affiliates or subsidiaries.

The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce the decision to judgment.

17.2  NOTICE

To initiate arbitration, either party will notify the other party by certified mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party, to which the notice is sent, will respond to the notification in writing, within ten (10) days of its receipt.

17.3  PROCEDURE

Each of the two parties will appoint one arbitrator, and these two arbitrators will select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as chairman of the tribunal.

If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the American Arbitration Association will appoint an arbitrator for the party that has failed to do so. The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the American Arbitration Association for such appointment.

Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the American Arbitration Association will appoint the third arbitrator. All expenses levied by the American Arbitration Association for such appointment shall be borne equally by each party to this Agreement.

The tribunal may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of the arbitration. The tribunal will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

17.4  ARBITRATION COSTS

All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

17.5  SITE OF ARBITRATION

The site of arbitration will be St. Louis, Missouri, USA.

17.6  ARBITRATION SETTLEMENT

The award of the tribunal will be in writing and binding upon the parties.

                                              ARTICLE 18 - DURATION OF AGREEMENT

This Agreement is indefinite as to its duration. The Ceding Company or the Reinsurer may terminate this Agreement with respect to reinsurance of newly issued policies by giving ninety (90) days written notice of termination to the other party, sent by certified mail. The first day of the notice period is deemed to be the date the document is postmarked.

During the notification period, the Ceding Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement. Reinsurance coverage on all policies reinsured under this Agreement will remain in force until the termination or expiry of the policies or until the contractual termination of reinsurance under the terms of this Agreement, whichever occurs first.

                                     ARTICLE 19 - REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired.

The Reinsurer has entered into this Agreement in reliance upon the Ceding Company's representations and warranties. The Ceding Company affirms that it has and will continue to disclose all matters material to this Agreement. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting or claims management personnel, or a change in the Ceding Company's ownership or control.

The Ceding Company affirms that the underwriting, administration and claims practices it employs are consistent with the customary and usual practices of the insurance industry as a whole. Should the Ceding Company engage in exceptional or uncustomary practices, it will inform the Reinsurer of such action and obtain its written consent before ceding any policies issued under such exceptional or uncustomary practices to the Reinsurer under this Agreement.

                                                    ARTICLE 20 - CONFIDENTIALITY

20.1  PRIVACY

The Reinsurer agrees to treat Customer Information provided by the Ceding Company as confidential, as prescribed under Federal and State laws and regulations related to privacy. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Ceding Company. The Reinsurer may disclose such information to its retrocessionaires as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. The Reinsurer may also disclose such information to its external auditors as necessary to comply with audit requirements. The Reinsurer will take reasonable steps to assure such outside parties maintain the confidentiality of Customer Information.

The Reinsurer will furnish to the Ceding Company a copy of The Reinsurer's privacy policy upon request.

20.2  PROPRIETARY INFORMATION

      (a) The Ceding Company and The Reinsurer acknowledge that compliance with the terms of this agreement requires that they exchange Proprietary Information with each other.

      (b) Proprietary Information includes, but is not limited to, business plans, trade secrets, experience studies, underwriting manuals, guidelines and decisions, applications, policy forms, quote terms, actuarial data and assumptions, valuations, financial condition, and the specific terms and conditions of this agreement.

      (c)   Proprietary Information will not include information that:

            (i) is or becomes available to the general public other than as a result of disclosure by the party receiving the information ( hereinafter the "Recipient");

            (ii)  is developed independently by the Recipient;

            (iii) is acquired by the Recipient from a third party that is not known by the Recipient to be bound to keep the information confidential; or was already within the possession of the Recipient, and not subject to a confidentiality agreement, prior to being furnished by the other party.

The Reinsurer and the Ceding Company shall hold all Proprietary Information received from the other party in confidence and will not disclose such information except to their own directors, officers, employees, affiliates, and advisors (collectively the "Representatives") who need to know such information in connection with the proper execution of this agreement. The Reinsurer and the Ceding Company shall inform all Representatives of the confidentiality of the Proprietary Information and will direct such Representatives to treat the information accordingly.

The Reinsurer may disclose Proprietary Information to its retrocessionaires or MIB as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. The Ceding Company or The Reinsurer may disclose Proprietary Information to its external auditors as necessary to comply with audit requirements. The parties will take reasonable steps to assure such outside parties maintain the confidentiality of such Proprietary Information.

Either party may disclose Proprietary Information when legally compelled to do so. In such event, the party so compelled will provide the other party with prompt notice prior to disclosure so that the other party may seek an appropriate remedy.

The provisions of this Article survive for two years beyond the termination of the last in force policy reinsured under this Agreement.

                                                        ARTICLE 21 - DEFINITIONS

AUTOMATIC - A reinsurance agreement under which the Reinsurer is obligated to accept or assume risks that meet certain specific criteria based on the Ceding Company's underwriting.

AUTOMATIC BINDING LIMIT - The amount specified in Exhibit C used to calculate the maximum Reinsurance Death Benefit that may be ceded as Automatic reinsurance.

CONDITIONAL RECEIPT - A provision included in some life insurance policies providing coverage from the date of the application to the date at which the policy is either issued or declined.

EFFECTIVE DATE OF THIS AGREEMENT - The date on which this Agreement becomes binding on the Ceding Company and the Reinsurer. Policies with an issuedate on or after this date are eligible for reinsurance coverage under this Agreement.

ERROR - A clerical mistake or oversight made inadvertently and excludes acts of judgment and all other forms of intentional decision.

EXTRA CONTRACTUAL OBLIGATIONS - Damages awarded by a court against an insurer that go beyond the coverage provided by the policy, typically for bad faith in dealing with the insured or beneficiary.

FACULTATIVE - Reinsurance under which the Ceding Company has the option (faculty) of submitting and the Reinsurer has the option of accepting or declining individual risks.

FULL RETENTION - The initial face amount held by the Ceding Company shall be equal to the amount on their standard published retention schedule considering issue age, rating and place of residence. The amount to be retained considers all in force policies as of the date of application date on that life.

INITIAL DEATH BENEFIT - The face amount of the Original Policy on the date of issue.

JUMBO LIMIT - The maximum amount of coverage available on an individual life for Automatic reinsurance purposes. This amount includes all coverage in force, any coverage to be replaced and amounts applied for in all companies. If such insurance exceeds the limit, the Ceding Company must submit the risk to the Reinsurer for Facultative review.

MATERIAL CHANGE - A change that is likely to impact the Reinsurer's financial experience under this Agreement or would cause the Reinsurer to alter or revise a risk classification or underwriting recommendation, reconsider or adjust reinsurance pricing, or take similar actions.

MAXIMUM RETENTION PER LIFE - The maximum amount of risk that the Ceding Company may hold on an individual insured according to their published retention schedule.

NEW BUSINESS - Policies on which the Ceding Company (1) has obtained the same new underwriting information it would obtain in absence of the Original Policy,
(2) pays the same commissions in the first year that it would have paid in absence of the Original Policy and (3) the suicide and contestable period provisions are as long as those contained in other new policies issued by the Ceding Company.

NEW PLAN - The plan to which the Original Policy is converted, exchanged or replaced unless state regulations prohibit new suicide or contestible periods on the exchanged policy.

NEW POLICY - The policy issued resulting from a conversion, exchange or replacement of the Original Policy.

ORIGINAL POLICY - An insurance contract issued by the Ceding Company on an insured that is reinsured under this Agreement.

POLICY DEATH BENEFIT - The death benefit of a policy on the reinsurance premium renewal date.

POLICY NET AMOUNT AT RISK - On the reinsurance premium renewal date, the Policy Death Benefit less either the terminal reserve or, in the case of interest sensitive policies, the accumulation account or cash value on the policy, such difference taken to the nearest dollar. The terminal reserve or cash value shall be disregarded if a policy is on either a level term plan of twenty (20) years or less or on a decreasing term plan. The basis for determining the Policy Net Amount at Risk may be modified with the consent of the Ceding Company and Reinsurer without the need for a formal amendment of the Agreement. (Our methods of calculating the NAR vary by product. Do you want to put the details in the treaty or does the last sentence of this paragraph eliminate the need to do that?)

PROFESSIONAL ATHLETE - A person who participates in a professional individual or team sport and receives substantially all of their income (including endorsements) for compensation in that sport.

PROPORTIONATE SHARE - The percentage derived by dividing the Reinsured Net Amount at Risk by the Policy Net Amount at Risk.

QUOTA SHARE RETENTION - Specified percentage retention on every policy up to the Full Retention on a life.

REINSURANCE DEATH BENEFIT - The Initial Death Benefit less the Retention on the policy times the percentage of Automatic reinsurance ceded to the Reinsurer as specified in Exhibit C. For Facultative reinsurance, the Reinsurance Death Benefit is that amount of the Initial Death Benefit for which the Ceding Company accepts the Reinsurer's offer to reinsure.

REINSURED NET AMOUNT AT RISK - The percentage of Automatic Reinsurance ceded to the Reinsurer as specified in Exhibit C or the percentage ceded as modified pursuant to the Facultative Reinsurance process times the remainder of (1) the Policy Net Amount at Risk less (2) the Retention on the policy.

RETENTION - The amounts specified in Exhibit A that is held by the Ceding Company and its subsidiaries at their own risk on a life without the benefit of proportional reinsurance. In calculating the Retention, the sum retained by the Ceding Company on the life and in force as of the date of issue of the policy shall be taken into account.

TEMPORARY INSURANCE AGREEMENT - Legal agreement between an insurer and a proposed insured that provides a guaranteed amount of temporary life insurance coverage for a specific period of time, usually the underwriting period.

ULTIMATE AMOUNT - The projected maximum Policy Death Benefit that a policy could achieve based on reasonable assumptions made about the operation of certain characteristics of the policy form.

YEARLY RENEWABLE TERM (YRT) - A form of life reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the Reinsured Net Amount at Risk and the duration from issue.

                                                           ARTICLE 22- EXECUTION

This Agreement is effective as of the month, day and year stated on the cover page of this Agreement, and applies to all eligible policies with application dates on or after such date. This Agreement has been made in duplicate and is hereby executed by all parties.

NATIONAL LIFE INSURANCE COMPANY

By:                                       By:
   ----------------------------------        ----------------------------------
(Signature)                               (Signature)

Title:                                    Title: Vice President
      -------------------------------
Date:                                     Date:
     --------------------------------          --------------------------------
Location:                                 Location:
         ----------------------------              ----------------------------

                              EXHIBIT A - RETENTION LIMITS OF THE CEDING COMPANY

A.1   LIFE INSURANCE

      A.    LIFE INSURANCE

            Maximum Limits of Retention Per Life Under This and All Other Agreements is $2,000,000.

      B.    FIRST DOLLAR QUOTA SHARE - CEDING COMPANY'S QUOTA SHARE PERCENTAGE

            The Ceding Company will retain 10% of each policy up to the above maximum dollar retention limits.

                                                    EXHIBIT B - BUSINESS COVERED

The business reinsured under this Agreement is defined as follows:

Policies issued on the business identified below may qualify for reinsurance if the issue date for the policy is on or after the Effective Date of this Agreement.

                           Effective November 1, 2005

                                 INCLUDED PLANS:
                                    NaviTrak
                                     NLG120
                                    VariTrak
                                  Asset Builder
                                   Summit Plan
                                  Execu-Choice

                               BENEFITS & RIDERS:
                             Terminal Illness (ABR)
                              Chronic Illness (ABR)
                        Additional Insurance Option (AIO)
                      Exchange to New Insured Rider (ENIR)
                                 Flex Term Rider
                            Automatic Insurance Rider
                          Accelerated Care Rider (ACR)
                    Automatic Protection Benefit Rider (APB)
                                   Adds Rider

                                                      EXHIBIT C - BINDING LIMITS

C.1   REINSURER'S SHARE

The Reinsurer's share will be 22.22% of the total ceded amount on each policy on a first dollar quota share basis. This amount will not exceed the Reinsurer's share of the maximum Automatic Binding Limits specified in Exhibit C.2.

C.2   AUTOMATIC BINDING LIMITS

      a.    Life

            Automatic Binding Limits to the Reinsurer is ten times the Ceding Company's retention Limit 4 Table Program - $5,000,000

            *The (pool) maximum Automatic Binding amounts above include the Ceding Company's retention.

      b.    Professional Athletes will not be covered on an Automatic basis.

C.3   JUMBO LIMITS

The Ceding Company will not cede any risk Automatically if the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.

      a.    Life: $35,000,000

            (including any gradation by age and/or mortality rating, if applicable)

C.5   AGE LIMITS

Auto Quota Share - Ages 0 - 80

4 Table Program - Ages 0-75

                                                EXHIBIT D - REINSURANCE PREMIUMS

D.1   BASE PLAN PARAMETERS

Plans covered under this Agreement on either an Automatic or Facultative basis will be reinsured on a YRT basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate life premium rate per thousand (1000), from the attached Rate Schedule labeled below, for the age of the insured, at the beginning of the policy year, by the Policy Net Amount at Risk reinsured for that policy year, multiplied by the applicable pay percentage as shown below. The same procedure will apply for single premium policies and for paid up policies.

Reinsurance premiums will be the annual premium rates as labeled below, multiplied by the following percentages.

                                                                      PAY
                                                                   PERCENTAGE
                                                                   ----------

                                                     AGES 0-60     AGES 61-70      AGES 71+
                 RATE            UNDERWRITING          POLICY        POLICY         POLICY
  PLANS        SCHEDULE              CLASS            YEARS 1+      YEARS 1+       YEARS 1+
  -----        --------              -----            --------      --------       --------
All Plans          1         Elite Non Smoker            xx            xx              xx
                             Preferred Non Smoker        xx            xx              xx
                             Standard Non Smoker         xx            xx              xx
                             Preferred Smoker            xxx           xxx            xxx
                             Standard Smoker             xxx           xxx            xxx

NOTE: Juvenile ages 0-19 will be treated as Standard Non-Smoker

D.2   AGE BASIS

Age Nearest Birthday

D.3   POLICY FEES

The Reinsurer will not participate in any policy fees.

D.4   SUBSTANDARD RATINGS

For policies not included in the 4 Table Program (Table Shaving), premiums will be based on the standard rate increased by an extra 25% per table of assessed rating and pay percentages are the same as those for standard life coverage.

D.5   FLAT EXTRAS

The total premium remitted to the Reinsurer will include the flat extra premium minus the allowances shown below.

  ----------------------------------------------------------------------------
  TYPE OF FLAT EXTRA PREMIUM              FIRST YEAR                   RENEWAL
  ----------------------------------------------------------------------------
  Temporary (1-5 Years)                        Xx%                        Xx%
  ----------------------------------------------------------------------------
  Permanent (6 Years & Greater)               xxx%                        Xx%
  ----------------------------------------------------------------------------

D.6   4 TABLE PROGRAM

Reinsurance premiums will be the annual premium rates as labeled below, multiplied by the following percentages.

                           RATE         UNDERWRITING          PAY
         PLANS           SCHEDULE          CLASS           PERCENTAGE
         -----           --------          -----           ----------
    All Plans Except         1           Non Smoker            XX%
      Asset Builder                      Smoker                XXX%

D.7   RIDERS AND BENEFITS

Terminal Illness ABR
Chronic Illness ABR
Additional Insurance Option (AIO)
Exchange to New Insured Rider (ENIR)
Adds Rider
Flex Term Rider
Automatic Increase Rider
Accelerated Care Rider (ACR)
Automatic Protection Rider (APB)

The premiums for these riders are the same as the original policy to which they are attached, point-in-scale.

D.8   TERM CONVERSIONS

Any term policy of Life Insurance Company of the Southwest or the Ceding Company (even if not reinsured by the Reinsurer) converting to a policy covered under this Agreement will be subject to all the terms and conditions herein. Reinsurance premiums for the new policy will be on a point-in-scale basis.

D.9   AUTOMATIC INCREASE OPTION

Exercises of the automatic increase option on pension policies shall be treated as new issues.

                                                     EXHIBIT D - RATE SCHEDULE 1

                                         EXHIBIT F - SELF-ADMINISTERED REPORTING

The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send the Reinsurer the reports listed below monthly.

F.1   REPORTING REQUIREMENTS

      A. NEW BUSINESS - This report will include new issues only, the first time the policy is reported to the Reinsurer. Automatic and Facultative business will be identified separately.

      B. FIRST YEAR, OTHER THAN NEW BUSINESS - This report will include policies previously reported on the New Business detail and still in their first duration, or policies involved in first year premium adjustments.

      C. RENEWAL YEAR - This report will include all policies with renewal dates within the accounting period.

      D. CHANGES AND TERMINATIONS - This report will include all policies affected by a change during the current reporting period. Type of change or termination activity must be clearly identified for each policy. The Ceding Company will identify the following transactions either by separate listing or unique transaction codes:
            Terminations, Reinstatements, Changes, Conversions, and Replacements. For Conversions and Replacements, the Ceding Company will report the Original Policy date, as well as the current policy date.

      E.    IN FORCE - A detailed report listing the data shown in section F.3
            (b) of this Exhibit for each policy in force.

      F. POLICY EXHIBIT - Transactions will be summarized for activity during the current period and on a year-to-date basis, reporting the number of policies and Reinsured Net Amount at Risk. An example is shown in section F.4 of this Exhibit.

      G. ACCOUNTING INFORMATION - Premiums and allowances will be summarized for Life coverage, Benefits and Riders by the following categories:
            Automatic and Facultative, First Year and Renewals. An example is shown in section F.5 of this Exhibit.

F.2   BUSINESS REPORTED ELECTRONICALLY

If reporting will be done electronically, the Ceding Company will send the Reinsurer a copy of their current file layout(s) that specifies the columns in the order they appear in the file along with the data type (alpha, numeric) and the exact length of each field. Also a data dictionary will be provided that states a brief definition of each field contained in the file(s), as well as a listing of valid values for fields where applicable and an explanatory key to interpret plan codes, treaty pointers, underwriting and smoking class codes. Future changes will be promptly communicated to the Reinsurer in writing.

F.3   STATEMENT SPECIFICATIONS

      a. The following information should appear on the transaction statements for each benefit to be reinsured and for each insured, including all insureds on a joint policy:

            Ceding Company identifier
            Policy number
            Policy issue date
            Reinsurance effective date
            Policy application date, if used to determine treaty eligibility Transaction type code (New Business, Renewal, Conversion, Termination, etc.)
            Business Source/Issue type code (New Business, Continuation, Re-entry, etc.)
            Effective date of any policy change, reissue or termination
            Name of each insured
            Date of birth of each insured
            Issue age of each insured
            Gender of each insured
            Mortality rating of each insured
            Underwriting classification of each insured
            Smoking class of each insured
            Automatic or Facultative indicator
            YRT indicator
            Plan code
            Treaty pointer
            Original face amount of the policy
            Amount ceded to the Reinsurer
            Amount of premium being paid, separated for supplementary benefits Amount of reinsurance premium allowances, if any Policy fee, if any
            Flat extra premium and number of years payable
            Joint policy indicator

      b. The Ceding Company will send the Reinsurer an In force report. The following information should appear on the In force file for each benefit to be reinsured and for each insured, including all insureds on a joint policy:

            Ceding Company identifier
            Policy number
            Policy issue date
            Reinsurance effective date
            Policy application date, if used to determine treaty eligibility Business Source/Issue type code (New Business, Continuation, Re-entry, etc.)
            Name of each insured
            Date of birth of each insured
            Issue age of each insured
            Gender of each insured
            Underwriting classification of each insured
            Smoking class of each insured
            Mortality rating of each insured
            Automatic or Facultative indicator
            YRT indicator
            Original face amount of the policy
            Amount ceded to the Reinsurer
            Joint policy indicator

F.4   POLICY EXHIBIT

The Ceding Company will send the Reinsurer summary policy exhibit information similar to the following example:

    -------------------------------------------------------------------------
                                               NUMBER OF         REINSURANCE
    POLICY SUMMARY CLASSIFICATION               POLICIES            AMOUNT
    -------------------------------------------------------------------------
    In force as of last report                    1,000          $800,000,000
    -------------------------------------------------------------------------
    New Issues                                       10             1,000,000
    -------------------------------------------------------------------------
    Reinstatements                                    1               100,000
    -------------------------------------------------------------------------
    Increases                                         3               500,000
    -------------------------------------------------------------------------
    Deduct by:
    -------------------------------------------------------------------------
    Death                                             1               300,000
    -------------------------------------------------------------------------
    Lapse                                             6               500,000
    -------------------------------------------------------------------------
    Decreases                                         2               100,000
    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
    In force as of current report                 1,005           800,700,000
    -------------------------------------------------------------------------

F.5   ACCOUNTING SUMMARY

The Reinsurer requires the Ceding Company to send summary accounting information similar to the following example with each statement:

                                                       Net Premium
                              Premiums   Allowance                                             Totals     Total Due
   -----------------------------------------------------------------------------------------------------------------
    First Year    Base       $2,300.00        0.00       $2,300.00     Cash Value                0.00
       Total
                  ADB           100.00        0.00          100.00     Benefits/Claims           0.00
                  Waiver        100.00        0.00          100.00     Policy Fee                0.00
                  Other           0.00        0.00            0.00     Dividend                  0.00
                                                                       Prem Tax                  0.00
                  Total      $2,500.00        0.00       $2,500.00     Net Premium          $2,500.00     $2,500.00

   Renewal Total  Base      $25,000.00        0.00      $25,000.00     Cash Value                0.00
                  ADB         1,000.00        0.00        1,000.00     Benefits/Claims           0.00
                  Waiver      1,500.00        0.00        1,500.00     Policy Fee                0.00
                  Other           0.00        0.00            0.00     Dividend                  0.00
                                                                       Prem Tax                  0.00
                  Total     $27,500.00        0.00      $27,500.00     Net Premium         $27,500.00    $27,500.00

   First Year &
      Renewal     Base      $27,300.00        0.00      $27,300.00     Cash Value                0.00
                  ADB         1,100.00        0.00        1,100.00     Benefits/Claims           0.00
                  Waiver      1,600.00        0.00        1,600.00     Policy Fee                0.00
                  Other           0.00        0.00            0.00     Dividend                  0.00
                                                                       Prem Tax                  0.00
                  Total     $30,000.00        0.00      $30,000.00     Net Premium         $30,000.00    $30,000.00
   -----------------------------------------------------------------------------------------------------------------

               EXHIBIT G - APPLICATION FOR FACULTATIVE REINSURANCE

________________________________________________________________________________
CEDING COMPANY                                        FACSIMILE NUMBER
________________________________________________________________________________
UNDERWRITER                         E-MAIL            TELEPHONE NUMBER
________________________________________________________________________________
BY                                                    DATE
________________________________________________________________________________
PROPOSED INSURED (LAST NAME)    (FIRST)     (MIDDLE)     DATE OF BIRTH   AGE
________________________________________________________________________________
SEX                   STATE OF BIRTH      STATE OF RESIDENCE      OCCUPATION
|_| M     |_| F
________________________________________________________________________________
BASIS                                        |_| AUTOMATIC      NUMBER OF PAGES
          |_| NEAREST BIRTHDAY   |_| YRT     |_| FACULTATIVE
          |_| LAST BIRTHDAY      |_| CO-INS
________________________________________________________________________________

                              __________________________________________________
                                       LIFE           WAIVER         ADB
________________________________________________________________________________
PREVIOUS IN FORCE
________________________________________________________________________________
RETENTION
________________________________________________________________________________
CURRENT APPLICATION
________________________________________________________________________________
PROPOSED RETENTION
________________________________________________________________________________
REPLACEMENT?
________________________________________________________________________________
REINSURANCE APPLIED FOR
________________________________________________________________________________
RATING
________________________________________________________________________________

                                                              YES       NO
________________________________________________________________________________
DOES APPLICATION REPRESENT EXERCISE OF A GUARANTEED
INSURABILITY OPTION OR ANY OTHER SPECIAL BENEFIT?
________________________________________________________________________________
WILL POLICY CONTAIN AN AVIATION EXCLUSION PROVISION?
________________________________________________________________________________
IS REINSURANCE BEING SUBMITTED ELSEWHERE?
IF YES, WHERE:
________________________________________________________________________________
IN EXCESS OF JUMBO?
________________________________________________________________________________
SMOKING/TOBACCO STATUS
          |_| NO TOBACCO                         |_| NONSMOKER
          |_| TOBACCO                            |_| SMOKER
________________________________________________________________________________
REMARKS
________________________________________________________________________________
REFER TO
________________________________________________________________________________
KEEP TOGETHER WITH
|_| JOINT LIFE |_| GROUP/BUSINESS/FAMILY
NAME                                         DATE OF BIRTH       RELATIONSHIP
________________________________________________________________________________
PLEASE INDICATE REASON SUBMITTED AND CODES YOUR COMPANY IS REPORTING TO MIB

________________________________________________________________________________

________________________________________________________________________________
REQUIREMENTS
                  ATTACHED        OUTSTANDING
APP               |_|          |_|
EXAM              |_|          |_|
ECG               |_|          |_|
XRAY              |_|          |_|
BLOOD PROF        |_|          |_|
HIV               |_|          |_|
HOS               |_|          |_|
ORAL FLUID        |_|          |_|
APS               |_|          |_|
DR: _________________________________
APS               |_|          |_|
DR: _________________________________
APS               |_|          |_|
DR: _________________________________
INSP/PHI          |_|          |_|
BBIR              |_|          |_|
FINANCIAL         |_|          |_|
________________________________________________________________________________

                 EXHIBIT H - ALLOCATION RULES FOR PLACEMENT OF FACULTATIVE CASES

The Ceding Company will place the case with the Reinsurer having the first in best offer.

                                   10376-01-00

                                    ADDENDUM

                                     to the

   AUTOMATIC/FACULTATIVE YRT REINSURANCE AGREEMENT EFFECTIVE NOVEMBER 1, 2005

                                     between

              NATIONAL LIFE INSURANCE COMPANY, MONTPELIER, VERMONT
                    (hereinafter called the "Ceding Company")

                                       and

                                    REINSURER
                      (hereinafter called the "Reinsurer")

                   THIS ADDENDUM IS EFFECTIVE OCTOBER 1, 2005

I. ADDITION OF SURVIVORSHIP VUL PLAN AND POLICY SPLIT OPTION RIDER, CONTINUING COVERAGE RIDER, ESTATE PRESERVATION RIDER, ENHANCED DEATH BENEFIT RIDER, ADDITIONAL PROTECTION BENEFIT RIDER AND AUTOMATIC INCREASE RIDER

      As of the effective date of this Addendum, the attached Exhibit B, Business Covered is hereby added to this Agreement which now includes the above Plan and Riders.

II. The attached Exhibit A, Retention Limits of the Ceding Company is hereby added to this Agreement which now includes the limits for the above Plan and Riders.

III. The attached Exhibit C, Binding Limits is hereby added to this Agreement which now includes the limits for the above Plan and Riders.

IV. The attached Exhibit D, Reinsurance Premiums is hereby added to this Agreement which now includes the pay percentages for the above Plan and Riders. Rate Schedule 2 is hereby added to this Agreement.

V. All provisions of the Automatic/Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, all parties have executed this Addendum in duplicate as follows:

NATIONAL LIFE INSURANCE COMPANY

By:__________________________________     By:______________________________
(Signature)                               (Signature)

Title:_______________________________     Title: Vice President

Date:________________________________     Date:____________________________

Location:____________________________     Location:________________________

               EXHIBIT A - RETENTION LIMITS OF THE CEDING COMPANY

A.1   LIFE INSURANCE

      A.    LIFE INSURANCE

            Maximum Limits of Retention Per Life Under This and All Other Agreements is $2,000,000; overall policy limit is $2,000,000.

            The Estate Preservation Rider amount is included in the initial retention calculation. However, at the time the Estate Preservation Rider cancels in four (4) years, the Ceding Company will not recapture up the full retention amount and will continue to reinsure the same percent at the time of issue.

      B.    FIRST DOLLAR QUOTA SHARE - CEDING COMPANY'S QUOTA SHARE PERCENTAGE

            The Ceding Company will retain 10% of each policy up to the above maximum dollar retention limits.

                                                    EXHIBIT B - BUSINESS COVERED

The business reinsured under this Agreement is defined as follows:

Policies issued on the business identified below may qualify for reinsurance if the application date for the policy is on or after the Effective Date of this Agreement.

                            Effective October 1, 2005
                      -----------------------------------
                      Included Plans:
                      -----------------------------------
                      Survivorship VUL
                      -----------------------------------
                      Benefits & Riders:
                      -----------------------------------
                      Policy Split Option Rider
                      -----------------------------------
                      Continuing Coverage Rider
                      -----------------------------------
                      Estate Preservation Rider
                      -----------------------------------
                      Enhanced Death Benefit Rider
                      -----------------------------------
                      Additional Protection Benefit Rider
                      -----------------------------------
                      Automatic Increase Rider
                      -----------------------------------

                                                      EXHIBIT C - BINDING LIMITS

                            EFFECTIVE OCTOBER 1, 2005

C.1   REINSURER'S SHARE

The Reinsurer's share will be 22.22% of the total ceded amount on each policy on a first dollar quota share basis. This amount will not exceed the Reinsurer's share of the maximum Automatic Binding Limits specified in Exhibit C.2.

C.2   AUTOMATIC BINDING LIMITS

      a.    Life

            For the purpose of determining the Automatic Binding Limit a $2.50 per 1000 temporary or permanent flat extra rating will be considered one table in determining the limits as shown below.

            Effective October 1, 2005:

      ------------------------------------------------------------------------
                              ISSUE AGES                      (POOL) MAXIMUM*
      ------------------------------------------------------------------------
      Both insureds - ages up to 75, standard rating             $15,000,000
      ------------------------------------------------------------------------
      One or both insureds ages 76-80, both standard rating       $5,000,000
      4 Table Program
      ------------------------------------------------------------------------
      One or both insureds - ages over 80                     Facultative Only
      One or both insureds rated.
      ------------------------------------------------------------------------

      Effective November 1, 2005:

      ------------------------------------------------------------------------
                              ISSUE AGES                      (POOL) MAXIMUM*
      ------------------------------------------------------------------------
      Both insureds - ages up to 75, standard rating             $20,000,000
      ------------------------------------------------------------------------
      One or both insureds ages 76-80, both standard rating      $15,000,000
      ------------------------------------------------------------------------
      4 Table Program                                             $5,000,000
      ------------------------------------------------------------------------
      One or both insureds - ages over 80                     Facultative Only
      One or both insureds rated.
      ------------------------------------------------------------------------

      *The (pool) maximum Automatic Binding amounts above include the Ceding Company's retention per insured.

      b.    Professional Athletes will not be covered on an Automatic basis.

C.3   JUMBO LIMITS

The Ceding Company will not cede any risk Automatically if the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.

      Effective October 1, 2005:

      Life:  $25,000,000
      (including any gradation by age and/or mortality rating, if applicable)

      Effective November 1, 2005:

      Life:  $35,000,000
      (including any gradation by age and/or mortality rating, if applicable)

C.4   AGE LIMITS

18 - 90 with the following exceptions:
18 - 75 for the 4 Table Program (Table Shaving)

                                                EXHIBIT D - REINSURANCE PREMIUMS

                            EFFECTIVE OCTOBER 1, 2005

D.1   BASE PLAN PARAMETERS

Plans covered under this Agreement will be reinsured on a YRT basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate life premium rate per thousand (1000), from the Rate Schedule labeled below, for the age of the insured, at the beginning of the policy year, by the Policy Net Amount at Risk reinsured for that policy year, multiplied by the applicable pay percentage as shown below. The same procedure will apply for single premium policies and for paid up policies.

Reinsurance premiums will be the annual premium rates as labeled below, multiplied by the following percentages.

                                                                           PAY
                                                                        PERCENTAGE

                    RATE     UNDERWRITING CLASS     ISSUE AGES 0-60   ISSUE AGES 61-70  ISSUE AGES 71+
          PLANS   SCHEDULE                               POLICY           POLICY            POLICY
                                                        YEARS 1+          YEARS 1+         YEARS 1+
Survivorship VUL     1      Preferred Non Smoker          xx%               Xx%              Xx%
                            Standard Non Smoker           Xx%               xx%              Xx%
                            Preferred Smoker              Xxx%              Xxx%             Xxx%
                            Standard Smoker               Xxx%              xxx%             Xxx%

Note: Juvenile ages 18-19 will be treated as Standard Non-Smoker.

JOINT LAST SURVIVOR

Apply the above pay percentages to single life rates, then Frasierize as shown in Rate Schedule 2. There will be a $0.12 per $1,000 minimum premium in all years.

ONE LIFE INSURABLE

When one of the lives is uninsurable, the single life rate for the uninsurable life will be equal to $xxx per $1000 in all years, then Frasierize as shown in Rate Schedule 2.

D.2   AGE BASIS

Age Nearest Birthday

D.3   POLICY FEES

The Reinsurer will not participate in any policy fees.

D.4   SUBSTANDARD RATINGS

For policies not included in the 4 Table Program (Table Shaving), premiums will be based on the standard rate increased by an extra 25% per table of assessed rating and pay percentages are the same as those for standard life coverage.

D.5   FLAT EXTRAS

The total premium remitted to the Reinsurer will include the flat extra premium. The Reinsurer shall pay an expense allowance as a percentage of the flat extra premium as shown below.

      --------------------------------------------------------------------
      TYPE OF FLAT EXTRA PREMIUM                 FIRST YEAR        RENEWAL
      --------------------------------------------------------------------
      Temporary (1-5 Years)                         Xx%              Xx%
      --------------------------------------------------------------------
      Permanent (6 Years & Greater)                 xxx%             Xx%
      --------------------------------------------------------------------

D.6   4 TABLE PROGRAM

Reinsurance premiums will be the annual premium rates as labeled below, multiplied by the following percentages.

      ---------------------------------------------------------------------
           PLANS        RATE SCHEDULE   UNDERWRITING CLASS   PAY PERCENTAGE
      ---------------------------------------------------------------------
      Survivorship VUL        1             Non Smoker             Xx%
      ---------------------------------------------------------------------
                                              Smoker               Xxx%
      ---------------------------------------------------------------------

Substandard business issued as standard due to the 4 Table Program will be administered such that this business will be identifiable to the Reinsurer.

D.7   RIDERS AND BENEFITS

Policy Split Option Rider
Estate Preservation Rider
Enhanced Death Benefit Rider
Additional Protection Benefit Rider
Automatic Increase Rider
Individual Term Rider

The premiums for the above Riders are the same as the original policy to which they are attached, point-in-scale (where applicable).

CONTINUING COVERAGE RIDER (EXTENDED MATURITY OPTION)

The Reinsurer will participate in the $2.50 per $1,000 charged the insured for the Continuing Coverage Rider between the attained ages of 90 and 100, with a 20% allowance.

D.8   TERM CONVERSIONS

Any term policy of Life Insurance Company of the Southwest or the Ceding Company (even if not reinsured by the Reinsurer) converting to a policy covered under this Agreement will be subject to all the terms and conditions herein. Reinsurance premiums for the new policy will be on a point-in-scale basis.

D.9   AUTOMATIC INCREASE OPTION

Exercises of the automatic increase option on pension policies shall be treated as new issues.

                                                     EXHIBIT D - RATE SCHEDULE 2

1. The premiums for this business shall be calculated using the Frasier method and the single life rates included in Rate Schedule D-1. The single life rates shall be adjusted for substandard mortality by adding 25% per underwriting table and any flat extra charges to the appropriate single life rate.

2. The single life rates calculated as described in Section 1 above shall be converted to joint last survivor rates using the methodology described in
      Section 3 below.

3.    Method for Calculating Joint Last Survivor Premiums

      Definition of Terms:

      (a) Qx,n = single life rate per thousand in duration n for an insured whose policy was issued at issue age x

      (b) Qx,y,n = joint last survivor rate per thousand in duration n for two insureds whose policies were issued at issue ages x and y

      Step 1

            Calculate qx,n for each insured for durations 1 to n.

            qx,n = Qx,n divided by 1000.

      Step 2

            Calculate px,n for each insured for durations (n-1) and n.

            px,n = (1-qx,1) x (1-qx,2) x...x (1-qx,n).

      Step 3

            Calculate px,y,n for durations (n-1) and n.

            px,y,n = px,n + py,n - ((px,n) x (py,n))

      Step 4

            Calculate qx,y,n for duration n. Let px,y,0 = 1.

            qx,y,n = 1 - px,y,n
                         ------
                         px,y,n-1

      Step 5

            Qx,y,n = 1000 x qx,y,n.

4.    The maximum joint life premium shall not exceed $500 per $1000.